Exhibit 10.9

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is entered into on the date set forth in Exhibit A (the “Date of Grant”) by and between Yext, Inc., a Delaware corporation (the “Company”), and [                  ] (the “Awardee”).

WHEREAS, the Company is entering into this Agreement to provide the Awardee a restricted stock unit award (the “Award”) with respect to the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2008 Equity Incentive Plan (as amended, the “Plan”) on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Award.  The Company hereby grants the Awardee the number of Restricted Stock Units (each an “RSU,” and collectively the “RSUs”) set forth in Exhibit A.  This Award is made pursuant to and is subject to the terms of the Plan.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

2.                                      Vesting.  The Award shall be subject to the vesting conditions set forth in Exhibit A.  Subject to Sections 14 and 15 of this Agreement and the terms of the Plan, each RSU shall automatically convert into one share of Common Stock on the date that it becomes vested.  Subject to the terms of this Agreement, the Awardee shall forfeit the RSUs to the extent that the Awardee does not satisfy the applicable vesting requirements set forth in Exhibit A.

3.                                      Transfer Restrictions.  Prior to the vesting of any RSUs, the Awardee shall not be deemed to have any ownership or shareholder rights (including, without limitation, voting rights and rights to dividends or dividend equivalents) with respect to such unvested RSUs, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) unvested RSUs.

4.                                      Withholding Taxes.  The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.  Notwithstanding the foregoing, to the extent permitted by applicable law, in the event that (i) the RSUs vest prior to the Date of an IPO (as defined below) or (ii) the RSUs vest at or after the Date of an IPO but at a time when the shares of Common Stock underlying the Award (the “Subject Shares”) may not be freely transferred as a result of “market standoff” or “lock-up” conditions in connection with such IPO, but not thereafter, the Company shall permit the Awardee to satisfy such withholding tax requirements by electing to have the Company withhold from the shares otherwise deliverable pursuant to this Agreement a number of shares of Common Stock with a Fair Market Value equal to the amount of such withholding tax requirement.

For purposes of this Agreement, the “Date of an IPO” means the date, if any, on which the Company consummates its first underwritten, firm commitment public offering pursuant to an effective registration statement on Form S-1 (or any successor form to a Form S-1 registration statement) under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities (the “IPO”).

5.                                      Awardee Representations.  The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.  The Awardee acknowledges receipt of a copy of the Plan.

6.                                      No Right to Employment or Service; Covenants Agreement.  Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment or service with the Company. This Award shall be forfeited in the event that, at any time prior to the vesting of the RSUs granted hereunder, the Awardee breaches in any material respect any agreement between the Awardee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Awardee.

7.                                      Governing Law.  This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

8.                                      Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.  Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan.

9.                                      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.  This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior written consent of the Company.  Any attempted assignment in violation of this Section shall be null and void.

10.                               No Fractional Shares.  In the case of any fractional share otherwise deliverable to Awardee, the Company shall have the discretionary authority to (i) disregard such fractional share, (ii) round such fractional share to the nearest lower or higher whole share, or (iii) convert such fractional share into a right to receive a cash payment.

11.                               Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

12.                               Section 409A.  This Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”).  To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.  For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment.  In no event may the Awardee, directly or indirectly, designate the calendar year of payment.  In no event shall the Committee, the Board, or the Company (or their respective employees, officers or directors) have any liability to the Awardee (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A.  Although the parties endeavor to have this Agreement comply with the requirements of Section 409A, there is no guarantee that the Awardee will not be subjected to the payment of any tax or interest under Section 409A, and the Awardee shall not have any right to indemnification with respect thereto.

13.                               Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.                               Compliance With Laws.  Notwithstanding anything in this Agreement to the contrary, no shares of Common Stock shall be issued upon vesting of this Award unless such issuance complies with the requirements relating to the administration of the Plan and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where awards comparable to this Award or other applicable equity grants are made under the Plan.

15.                               Other Agreements. Issuance of the Subject Shares may be conditioned upon the Awardee’s execution of such shareholder and/or investor rights agreement(s) as the Board or the Committee may require.  Such agreement(s) may include terms and conditions that provide the Company and/or other shareholders with (i) a right of first refusal with respect to the Subject Shares, (ii) a right of the Company to repurchase the Subject Shares at the Subject Shares’ Fair Market Value, (iii) “drag-along” rights in favor of the shareholders owning a majority of the shares of Common Stock (calculated on an as-converted to Common Stock basis) of the Company, (iv) “market standoff” or “lock-up” conditions, and (v) such other terms and conditions as the Board or the Committee may require.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement on the date first written above.

YEXT, INC.

By:
Name:
Title:

AWARDEE

Name: [ ]

EXHIBIT A

(a).                              Awardee’s Name:  [           ]

(b).                              Date of Grant:  [           ]

(c).                               Vesting Commencement Date:  [           ]

(d).                              Number of RSUs Granted:  [           ]

(e).                               Vesting Dates:  The RSUs shall vest in full on the one-year anniversary of the Vesting Commencement Date; provided, however, in the event of a Change in Control prior to such date, the RSUs shall vest in full upon the consummation of such Change in Control, in each case subject to the Awardee’s continuous service to the Company as a Service Provider through the applicable date.

(Initials)
Awardee

(Initials)
Company Signatory